CERTIFICATION

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of LSB Financial Corp. (the "Registrant") that the Quarterly Report of the Registrant of Form 10-QSB for the period ended September 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly present, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date	November 14, 2002	/s/ Randolph F. Williams
Randolph F. Williams, President (Principal Executive Officer)
Date	November 14, 2002	/s/ Mary Jo David
Mary Jo David, Treasurer [Principal Financial and Accounting Officer)